                                                                   EXHIBIT 10.19

                                   EXHIBIT B
                                   ---------

                                PROMISSORY NOTE

$17,500                                                           July 30, 1998


For value received, the undersigned promises to pay to TheraSense, Inc., a California corporation (the "Company"), or order, at its principal office the principal sum of $17,500 without interest. Said principal shall be due on the earlier of April 6, 2002, or (ii) the undersigned's termination of employment with or services to the Company.

Should suit be commenced to collect this Note or any portion thereof, such sum as the Court may deem reasonable shall be added hereto as attorneys' fees. The maker waives presentment for payment, protest, notice of protest, and notice of non-payment of this Note.

This Note is secured by a pledge of 125,000 shares of Common Stock of the Company, pursuant to the provisions of the Repurchase Agreement between the Company and the undersigned executed contemporaneously with this Note.

The holder of this Note shall have full recourse against the maker, and shall not be required to proceed against the Shares or other collateral securing this
Note in the event of default.

                                             /s/ Charles Liamos
                                             ---------------------------
                                             Charles Liamos

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